March 2, 2015

HFII Assets Solutions, LLC

as Seller and

Sundance  Strategies, Inc. as Buyer

Asset Purchase Agreement

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made effective as of the 2nd day of March, 2015 (the "Effective Date"):

BETWEEN

HFII  Assets  Solutions,  LLC,  a  Delaware  limited  liability  company,  having  its registered office at 1209 Orange Street, Wilmington, DE 19801 (the "Seller'');

and

Sundance Strategies, Inc., a corporation incorporated under the laws of the State of Utah, USA, having its registered  office at 4626 North 300 West, Suite 365, Provo, Utah 84604, USA (the "Buyer'');

each a "Party" and together the "Parties" to  this Agreement.

WHEREAS

(A)

The Seller holds an aggregate  of 10,821,174 participating  debt certificates with a nominal  value  of  one  US  dollar  (US  $1.00}  issued  by  the  companies  listed on Exhibit A (the "Existing PDCs"), representing a total issue of Existing PDCs having an aggregate par value of US $10,821,174.00 as set forth in Exhibit A; and

(B)

Seller holds that certain Promissory Note issued by Buyer in connection  with that certain NIB Transfer  Agreement dated March 11, 2013 (the "Sundance Note"), a copy of which is attached as Exhibit B; and

(C)

The Existing PDCs represent the net insurance benefits ("NIBs") from a portfolio of life settlement policies as set forth in Exhibit C; and

(D)

Buyer  and  Seller  entered  into  a  binding  letter  of  intent  on  December  5, 2014, whereby the Buyer agreed to buy, and the Seller agreed to sell, the Existing PDCs and Sundance Note subject to certain contingencies (the "LOI"), a copy of which is attached as Exhibit D; and

(E)

Buyer and Seller have agreed to waive any outstanding  contingencies  in the LOI and hereby complete the transfer of the Existing PDCs and Sundance Note to Buyer according to the terms and provisions set forth below.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.

Construction

1.1

In this Agreement, any reference to any agreement  (howsoever named) is to such agreement as it may be amended, supplemented or extended from time to time, whether before or after the date hereof.

1.2

Clause headings are for ease of reference only.

1.3

For  purposes  of  this  Agreement  and  any  future  communications  between the Parties,  the term "PDCs" and "NIBs" shall be considered  interchangeable  and all Parties hereby acknowledge and agree to their interchangeability.

2.

Transfers

The Seller agrees to sell and transfer to the Buyer, which the Buyer accepts, the Existing PDCs and the Sundance Note for the Consideration, defined below.

3.

Consideration & Payment

The total consideration for the transfer of the Existing PDCs and the Sundance Note shall be One Million,  One Hundred  Thirty  Thousand  (1,130,000)  shares  of newly issued common  shares of Buyer (the "Consideration") (the "Sundance Shares"). The Consideration is subject to the following rights and conditions:

3.1

Lock Up I Leak Out.   Except as permitted  in connection  with Seller's  Put Option (defined below), or with the written consent of Buyer, Seller shall be prohibited from selling, hypothecating or otherwise dividing or assigning the Sundance Shares for a period of 12 months  from the date of issuance  and such restrictions shall be set forth on the stock certificates evidencing the Sundance Shares.

3.2

Put Option.  Seller shall have the option to sell and, if Seller elects to exercise such option, Buyer shall be obligated to purchase, up to an aggregate of 187,500 of the Sundance Shares from Seller at a price of $8.00 per share ($1,500,000) (the "Put Option") in accordance with the following:

a)

Exercise Dates:

i.

Seller  can  elect  to  exercise  its  Put  Option  to  sell  up  to  93,750 of  the Sundance Shares back to Purchaser on March 2, 2015, for an aggregate exercise price of $750,000 (the "First Exercise Date").

ii.

Seller  can  elect  to  exercise  its  Put  Option  to  sell  up  to  93,750 of  the Sundance   Shares   back  to   Purchaser  on  October  31, 2015,  for  an aggregate exercise price of $750,000 (the "Second Exercise Date").

b)

Expiration  of  Put  Option.    Each  of  the  Put  Options  shall  expire  on  their respective exercise dates if not exercised.

c)

Exercise Notice.   Seller may make its election to exercise the Put Option by providing written notice to Buyer on the applicable exercise date and returning the related Sundance Shares, endorsed to Buyer.

d)

Payment of Option Price.    Buyer shall pay the exercise price within two (2) days of its receipt of Seller's exercise notice and its receipt of the related Sundance Shares.

e)

Clawback  of Existing PDCs.      If Buyer fails to pay the exercise price within two (2) days of its receipt of an exercise notice and its receipt of the related Sundance Shares, plus any cure period, then Seller shall have the right to demand the return of its assets (the "Ciawback Rights"), as follows:

i.

If Buyer fails to pay the exercise price related to the First Exercise Date and the Buyer and Seller fail to extend the payment date, this Agreement shall be terminated and Buyer shall return all of Seller's assets and Seller shall repay the Consideration and any other costs and expenses paid by Buyer in connection with Seller's assets.   In the case of termination, Seller shall offset amounts owed by Buyer under   the   Sundance   Note   by  the Consideration   and  any  other  costs  and  expenses   paid  by Buyer in connection with Seller's assets, which shall be agreed upon by Buyer and Seller in one or more separate writings.

ii.

If Buyer fails to pay the exercise price related to the Second Exercise Date and the Buyer and Seller fail to extend the payment date, this Agreement shall be terminated and Buyer shall return all of Seller's assets and Seller shall repay the Consideration (including any proceeds from the exercise by Seller of its Put Option) and any other costs and expenses paid by Buyer in connection  with Seller's assets.    In the case  of termination,  Seller shall offset amounts owed by Buyer under the Sundance Note by any proceeds from the exercise by Seller of its Put Option and by the Consideration and any other costs and expenses  paid by Buyer in connection  with Seller's assets, which shall be agreed upon by Buyer and Seller in one or more separate writings.

f)

Cure Period.  In the event Buyer fails to timely pay the exercise price to Seller in connection with a properly exercised  Put Option due to a lack of adequate liquidity,  as determined  in the  Buyer's  sole  discretion,  Buyer shall have  (i) twenty-nine (29) calendar days from the receipt of an exercise notice related to the First Exercise Date and (ii) forty-five (45) calendar days from the receipt of an exercise notice related to the

Second Exercise Date, to pay the related exercise price prior to Seller exercising any Clawback Rights.

4.

Transfers

4.1

Use of Proceeds of Transferred  Assets.   Pending the expiration of the Put Option and any Clawback Rights, Buyer shall own and control the Existing PDCs and Sundance  Note.    Buyer  hereby  agrees  to  maintain  the  Existing  PDCs  in  good standing (including the payment of all costs and expenses related to the assets underlying the Existing PDCs) and to hold such Existing PDCs, free from any encumbrances,  until the expiration of such Put Option and Clawback Rights.

5.

Initial Closing Conditions

5.1

NIB Registration.  The Seller and Buyer shall take such steps necessary to register the  Buyer  as  holder  of  the  Existing  PDCs  in  its  register  of  NIBs. The  Parties expressly grant power to the manager of the NIB issuer, acting individually and with full power of substitution, to amend and execute the above register for and on behalf of the  NIB  issuer  and the Buyer and to  do all such acts and things  as may be ancillary thereto and/or necessary and/or useful and/or desirable in the sole opinion of such manager in connection with or for the purpose of giving full effect to this Agreement.   Upon amendment and execution of the above register, the manager of the NIB issuer shall cause to be delivered to Buyer via email (to be followed by a hard copy via courier) a copy of such amended and executed register and confirm to Buyer via email (to be followed by a hard copy via courier) that the Buyer has been registered as the holder of the NIBs in its register of NIBs and is entitled to all rights and privileges of such ownership, including the right to transfer or convey such NIBs without  further consent  of  any  person,  except  only  as  may  be  limited  by  this Agreement.

5.2

Sundance Note Transfer.  The Seller shall deliver to the Buyer, the Sundance Note, duly endorsed over to Buyer and listed on a Bill of Sale in the form attached hereto in Exhibit E.

6.

Representations and Warranties

6.1

The Seller, and any of its affiliates or subsidiaries having any interest in the assets being  transferred  hereunder,  represents  and  warrants  to  the  Buyer  as  of  the Effective Date as follows:

(a)

The Seller is a validly organized  and existing limited liability company  under the  laws  of  the  State  of  Delaware,  and  it  has  the  corporate  power  and authority to enter into this Agreement and to perform its obligations hereunder;

(b)

The execution and the performance of this Agreement by the Seller have been duly   authorized   by   its  managers   and/or   any   and   all other necessary management  body(ies)  of the Seller and no further corporate action on the part  of  the  Seller  is  necessary   to  authorize  this Agreement  and/or  its performance;

(c)

This Agreement has been duly executed by the Seller, and this Agreement constitutes the valid and binding agreement of the Seller, enforceable against it in accordance with the terms hereof;

(d)

Each issuer of the Existing PDCs (each a "Company"), set forth on Exhibit A, is  a private  limited  liability  company  (societe  a responsabilite  limitee) duly incorporated and validly existing under the laws of Luxembourg;

(e)

To the best of the Seller's knowledge,  the "centre of main interests" (as that term is used in the Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, the "Insolvency Regulation") of each Company is in Luxembourg, and each Company has no "establishment" (as that term is used in the Insolvency Regulation) outside Luxembourg;

(f)

In respect of this Agreement and the transactions contemplated by, referred to in or provided for by this Agreement, (i) it entered into this Agreement in good faith and for the purpose of carrying out its business, (ii) it entered into this Agreement on arms' length commercial term, and (iii) it entered into this Agreement without any intention to defraud or deprive of any legal benefit any other parties (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction;

(g)

To the best of the Seller's knowledge, no action, petition, resolution or similar order for bankruptcy (faillite), voluntary or judicial winding-up (liquidation volontaire ou judiciaire), controlled management (gestion contralee), suspension  of  payment  (sursis  de  paiement), voluntary  arrangement  with creditors  (concordat  preventif de faillite) or similar proceedings  affecting the rights of creditors generally has been taken, lodged, passed or presented with regard to the Company and the Seller;

(h)

The Seller and each Company do not meet or threatens to meet the criteria for the opening of any proceedings referred to under the above paragraph;

(i)

The Seller is the sole beneficial  and legal owner  of the Existing PDCs and Sundance Note;

(J)

As of the Effective Date, the Existing PDCs are validly issued and fully paid up and represent in aggregate one hundred percent (100%) of the Existing PDCs issued by the Companies; and the Seller is not aware of any document related to the Existing PDCs that would preclude the Seller from consummating the transactions contemplated hereunder;

(k)

As of the Effective Date, the Seller shall own the Existing PDCs and Sundance Note free and clear of any lien, security interest, claim, option, pledge, charge, assignment, transfer and other encumbrances of any kind;

(I)

As of the Effective Date, each policy listed on Exhibit C is valid, in-force and in good-standing and has not lapsed nor is in any grace period.

(m)

This Agreement  does not violate any contractual  or other obligation binding upon it and each Company.

(n)

There are no proceedings or litigation at law, equity or otherwise pending or, to the knowledge  of the  Seller,  threatened  against  the  Seller,  or to which the Seller is otherwise  a  party  before  any  Governmental Authority, which,  if adversely  determined,  would  reasonably  be  expected  to  have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement,  or to consummate  the  transactions contemplated hereby.  The Seller is not subject to any order of any Governmental Authority except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(o)

The Seller: (i) has had access  to all reports and registration  statements and other information filed by the Buyer with the United States Securities and Exchange Commission (the "SEC") at www.sec.gov; is an "accredited investor" or "sophisticated investor" as those terms are defined in SEC general rules and regulations, and specifically in SEC Rules 501 and 506, each of its principals is also an "accredited investor" or "sophisticated investor"; is fully capable of evaluating the risks and merits of an investment in the Sundance Shares; understands that the Sundance Shares are "restricted securities" as defined in SEC Rule 144; and has had the opportunity, through its principals and legal counsel,  to  ask  questions  of and  receive  answers  from  the  directors  and executive officers of Buyer, to the Seller's satisfaction.

6.2

The Buyer hereby represents and warrants to the Seller as follows:

(a)

The  Buyer  is  a  corporation  duly  organized,  validly  existing  and  in good standing under the laws of its state of incorporation, and it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)

The execution and the performance of this Agreement by the Buyer have been duly authorized by its managers and/or any and all other necessary management  body(ies) of the Buyer and no further corporate action on the part of the Buyer is necessary to authorize this Agreement and/or its performance;

(c)

This Agreement has been duly executed by the Buyer and this Agreement constitutes the valid and binding agreement of the Buyer, enforceable against it in accordance with the terms hereof;

(d)

In respect of this Agreement and the transactions contemplated by, referred to in or provided for by this Agreement, (i) it entered into this Agreement in good faith and for the purpose of carrying out its business, (ii) it entered into this Agreement on arms' length commercial terms and (iii) it entered into this Agreement without any intention to defraud or deprive of any legal benefit any other parties (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction.

(e)

No action, petition, resolution or similar order for bankruptcy (faillite), voluntary or judicial winding-up (liquidation volontaire ou judiciaire) controlled management (gestion controlee), suspension of payment (sursis de paiement), voluntary arrangement with creditors (concordat preventif de faillite) or similar proceedings affecting the rights of creditors generally has been taken, lodged, passed or presented with regard to the Buyer; and

(f)

This Agreement does not violate any contractual  or other obligation binding upon it.

7.

Costs

Except as otherwise provided herein, each Party shall bear its own costs, fees and expenses incurred in the negotiation, execution and performance of this Agreement and any matter contemplated by it.

8.

Further Assurances

The Parties each agree to execute and deliver such additional instruments and other documents, and to take all such further actions, as may be reasonably necessary or appropriate  to  effectuate,  carry  out  and  comply  with  all  of  the terms  of  this Agreement and the transactions contemplated hereby.

9.

Relationship of Parties

Nothing  contained   herein   is  intended,   nor  shall   be  construed,   to  create  a partnership, joint venture or other similar association between or among any of the Parties hereto for any purpose.

10.

Waiver

The failure or delay of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity or this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.   No waiver of any breach of or non-compliance  with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.   All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

11.

Entire Agreement

This  Agreement  constitutes  the  entire  and  sole  agreement  between  the Parties thereto on the provisions covered by it. This agreement may only be amended or modified  by  a  written  document   signed  by  the  Seller  and  the Buyer;  and  it supersedes the LOI.

12.

Amendments

No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered pursuant to this Agreement, shall be effective unless it shall be in writing and signed by each of the Parties.

13.

Severability

The unenforceability or nullity of any provision of this agreement shall not affect the validity or enforceability of any other provisions hereof.

14.

Governing Law, Jurisdiction and Waiver of Jury Trial

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE  WITH,  THE  LAWS  OF  THE  STATE  OF  UTAH.    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT  IN THE  COURTS  OF THE STATE  OF UTAH  OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF UTAH, AND BY EXECUTION AND DELIVERY  OF THIS  AGREEMENT,  EACH  OF  THE PARTIES  HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE  JURISDICTION  OF  THOSE COURTS.  EACH  OF  THE  PARTIES HERETO  IRREVOCABLY  WAIVES  ANY OBJECTION,  INCLUDING  ANY OBJECTION TO THE LAYING OF VENUE

OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF  OR  ANY OF ITS PROPERTY, WHICH  IT MAY  NOW  OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE  OF  ANY  SUMMONS, COMPLAINT  OR  OTHER  PROCESS,  WHICH MAY  BE  MADE  BY  ANY OTHER  MEANS  PERMITTED  BY  UTAH  LAW.   ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY  WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN  RESPECT  OF  ANY LITIGATION  BASED  HEREON,  OR  ARISING  OUT  OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS  (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT  CONSIDERATION  FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

Notwithstanding  anything contained  herein  to the contrary, it is the Parties' intent that this Agreement and the Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Utah, but the Pledge Agreement shall be governed by, and construed in accordance with, the laws of Luxembourg.

15.

Headings

The headings  herein  are for purposes  of reference  only and  shall not  otherwise affect the meaning or interpretation of any provision hereof.

16.

Counterparts

This Agreement may be executed by the parties in separate counterparts,  each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts as of the date first above written.

THE SELLER

HFII Assets Solutions, LLC

By:  Mark Niu

Title: President of Hyperion Capital, LLC

as Manager of HFII Assets Solutions, LLC

THE BUYER

Exhibit A

Schedule of Existing PDCs (NIBs)

Issue Date	Company	Series	No. of PDCs	Par Value
1/10/2013	Apollo Life Ventures Sari	-	2,022,500	2,022,500
1/15/2013	Apollo Life Ventures Sari	-	452,250	452,250
1/15/2013	Apollo Life Ventures Sari	1	1,128,044	1,128,044
1/10/2013	Jubilee Star Lux Sari	-	1,842,500	1,842,500
1/15/2013	Jubilee Star Lux Sari	-	452,250	452,250
1/15/2013	Jubilee Star Lux Sari	1	1,598,630	1,598,630
9/20/2012	HTF 3 US Life Ventures Sari	1	1,565,000	1,565,000
9/20/2012	HTF 4 US Life Ventures Sari	1	1,760,000	1,760,000
Total			10,821,174	$10,821,174

Exhibit B

Sundance Note

Exhibit C

Life Insurance Policies

Underlying Existing PDCs

Policy ID	Structure	Carrier	Death Benefit
BYJR796	HTF 3-4	Natl Western	2,500,000
FRR0759	HTF 3-4	Hancock	1,500,000
SAEZ777	HTF 3-4	West Coast	5,000,000
CHGE113	HTF 3-4	LBL	5,000,000
DAJ042U	HTF 3-4	Columbus	5,000,000
SCJ0458	HTF 3-4	Lincoln	7,000,000
CAMA813	HTF 3-4	AXA	5,000,000
TAMA166	HTF 3-4	SLD	4,000,000
KEGE662	HTF 3-4	Lincoln	2,400,000
KOS 715	HTF 3-4	AXA	5,000,000
QULU73U	HTF 3-4	Columbus	4,500,000
ALKI480	HTF 3-4	AXA	3,000,000
ROTH439	HTF 3-4	Hancock	2,000,000
COGI951	HTF 3-4	SLD	5,000,000
BOR0618	HTF 3-4	SLC	2,000,000
CHLL709	HTF 3-4	Prudential	5,000,000
CUWI510	Apollo I Jubilee	AXA	1,500,000
BAJ0839	Apollo I Jubilee	AXA	1,500,000
CODE678	Apollo I Jubilee	JP	7,000,000
FIHA557	Apollo I Jubilee	AXA	10,000,000
HOBU508	Apollo I Jubilee	Protective	1,500,000
NEED928	Apollo I Jubilee	Natl Western	2,000,000
RERI287	Apollo I Jubilee	Hartford	10,000,000
STMI968	Apollo I Jubilee	AXA	5,000,000
STMI315	Apollo I Jubilee	AXA	5,000,000
WODI680	Apollo I Jubilee	ReliaStar	3,000,000
ALD0130	Apollo I Jubilee	AXA	10,000,000
COR0121	Apollo I Jubilee	Hancock	3,000,000
CRJA0U	Apollo I Jubilee	Columbus	975,000
TOTAL			124,375,000

Exhibit D

Letter of Intent

Exhibit E

Bill of Sale

Bill of Sale - Sundance Note

BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT, dated as of this

day of March, 2015 (this "Bill of Sale"), from HFII Asset Solutions, LLC (the "Seller"), to Sundance Strategies, Inc. (the "Buyer");

WITNESSETH:

WHEREAS, the undersigned entered into an Asset Purchase Agreement (the "Agreement"), dated as of March 2, 2015.  All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement; and

WHEREAS,  subject to and in accordance  with the terms and conditions of the Agreement, the  Seller  has  agreed  to  transfer  to  the  Buyer  the  Sundance  Note (the  "Transferred Property").

NOW, THEREFORE, in consideration of the payment by the Buyer to the Seller of the Consideration, and for other good and valuable consideration, the receipt and sufficiency of which  is  hereby  acknowledged,  the  Seller  by  these  presents  does hereby  sell,  convey, transfer and assign to the Buyer, its successors and assigns forever, all of the Seller's right, title and interest, legal and equitable, in and to the Transferred Property.

TO HAVE AND TO HOLD, unto the Buyer, its successors  and assigns, from and after the passage of title as aforesaid, FOREVER.

The  Transferred  Property  is  being  sold  to  the  Buyer  with  only  such representations  or warranties as expressly set forth in the Agreement, herein or in the accompanying  certificate of an authorized officer of the Seller.

The Seller shall be solely responsible for any and all transfer taxes and filing fees incurred by it in connection with this sale of Transferred Property by the Seller to the Buyer.

This instrument  shall be binding  upon, inure to the benefit  of, and be enforceable  by the Buyer and the Seller and their respective successors and assigns.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed by its duly authorized officer as of the date first above written.

HFII Assets Solutions

By: Title: